Exhibit 99.1

News Release

U-Store-It Trust Reports 18% Increase in FFO per Share; 4.3% Increase in Same-Store Revenues and 6.5% Increase in Same-Store NOI for the Three Months Ended September 30, 2008

CLEVELAND, OH — (MARKET WIRE) — November 7, 2008 — U-Store-It Trust (NYSE: YSI) announced its operating results for the three months ended September 30, 2008. “The recent financial market turmoil has created an environment in which investors and analysts are focused almost exclusively on liquidity and capital preservation.  We continue to execute our business plan to strengthen our balance sheet and address our capital needs as market conditions permit.  Of equal importance, we remain keenly focused on the fundamentals of running our self-storage portfolio.  I’m pleased that our third quarter results are evidence that the fundamentals of our business remain strong.  We are reporting very strong same-store and FFO per share results over prior year levels,” said Dean Jernigan, President and Chief Executive Officer of U-Store-It.

Significant highlights of the quarter include:

•                       Funds from Operations (“FFO”) of $0.26 per share for the three months ended September 30, 2008, compared to $0.22 per share ($0.20 per share including the impact of a non-recurring lease abandonment charge) for three months ended September 30, 2007.

•                       An increase in third quarter rental income and total revenue on the 369 same-store facilities by 3.7% and 4.3%, respectively, when compared to the three months ended September 30, 2007.

•                       An increase in same-store expenses of 0.9% compared to the three months ended September 30, 2007.

•                       An increase in third quarter net operating income (“NOI”) on the 369 same-store facilities by 6.5% when compared to the three months ended September 30, 2007.

•                       Average same-store physical occupancy (calculated on square feet) of 82.1% for the third quarter of 2008 and 2007.  Ending occupancy on the same-store portfolio was 81.7% on September 30, 2008 compared to 81.9% on September 30, 2007.

•                       Same-store realized annual rent per occupied square foot during the quarter of $10.87, an increase of 3.7% over the second quarter of 2007.

Mr. Jernigan commented, “Our people, systems and operating platform all continue to contribute to our ability to deliver very strong same-store growth.  Same-store revenues grew 4.3% as we controlled discounts and pushed rates to both existing and new customers.  We were also able to limit the growth of expenses on the same-store properties to less than 1%.  Delivering 6.5% same-store NOI growth is exciting to report at any time and to do so in the current environment is a tribute to the efforts of our entire team.”

Funds from Operations

FFO grew 18.7% to $16.3 million for the third quarter of 2008, compared to $13.7 million for the third quarter of 2007. The Company’s reported third quarter 2008 FFO per share of $0.26 was negatively impacted by approximately $0.01 per share attributable to the Company’s development asset acquired in January 2007 and the lease-up portfolio acquired in September 2007.

“Our FFO of $0.26 per share is a penny better than the upper end of our guidance and expectations. We were able to execute on our asset disposition program during the quarter, selling nine assets for $28.0 million for gains totaling $7.5 million which we do not include in FFO.  We have closed on three additional sales since the end of the quarter for an aggregate sale price of $7.2 million.  Sale proceeds during the quarter were the primary driver in reducing our line of credit borrowings by $29.5 million to $182.7 million at quarter end.  We are raising the midpoint of our 2008 full-year guidance by 1.5 cents and expect full-year FFO per share of $0.96 to $0.97,” said Christopher Marr, Chief Financial Officer.

Operating Results

The Company reported net income of $4.0 million or $0.07 per share in the third quarter of 2008, compared to a net loss of $4.1 million or ($0.07) per share for the quarter ended September 30, 2007.

Total revenues increased $4.7 million and property operating expenses increased $1.7 million in the third quarter of 2008, compared to the same period in 2007.  These increases are primarily attributable to the acquisition of 15 self-storage facilities for approximately $134.3 million since September 2007 and increases in same-store revenues and expenses.  Depreciation expense increased $2.8 million in the third quarter of 2008, compared to the same quarter of 2007 due to additional depreciation and amortization of intangible assets attributable to the acquisition of self-storage facilities.

Interest expense decreased from $13.7 million for the quarter ended September 30, 2007 to $12.8 million for the quarter ended September 30, 2008; this decrease is attributable to a reduction in outstanding debt of $27.9 million from September 30, 2007 to September 30, 2008, and lower interest rates on variable rate debt in 2008.

The Company’s 394 owned facilities, containing 25.4 million rentable square feet, had a physical occupancy at September 30, 2008 of 81.5% and an average physical occupancy for the quarter ended September 30, 2008 of 81.8%.

Same-Store Results

The Company’s same-store pool at September 30, 2008 represented 369 facilities containing approximately 23.6 million rentable square feet and representing approximately 92.9% of the aggregate rentable square feet of the Company’s 394 owned facilities. These same-store facilities represent approximately 94.0% of property net operating income for the quarter ended September 30, 2008.

Same-store average physical occupancy for the third quarter of 2008 and 2007 was 82.1%.  In-place annual rent per square foot grew 1.7% to $12.43 in the third quarter of 2008 over the same quarter of last year.  Same-store rental income for the third quarter of 2008 grew 3.7% over the same period in 2007. Same-store total revenues and operating expenses grew 4.3% and 0.9%, respectively, over the third quarter of 2007. Same-store net operating income grew 6.5% in the third quarter of 2008 compared to the same quarter of 2007.

Disposition Activity

During the quarter, we disposed of nine facilities for aggregate proceeds of $28.0 million and recognized gains totaling $7.5 million. We do not include these gains in our $0.26 of FFO per share.

Quarterly Dividend

On August 6, 2008, the Company declared a dividend of $0.18 per share. The dividend was paid on October 22, 2008, to shareholders of record on October 7, 2008.

Fourth Quarter and Full Year 2008 Financial Outlook

The Company is raising its 2008 earnings guidance to the high end of its previously provided FFO per share guidance range of $0.93 to $0.97 and now estimates fully-diluted FFO per share will be between $0.96 and $0.97, and that its fully-diluted net loss per share for the period will be between $0.04 and $0.05. The Company’s estimate is based on the following key assumptions:

•                       General and administrative expenses of approximately $23.0-$24.0 million

•                       Same-store average occupancy of 80.0%-82.0%

•                       Same-store revenue growth of 4.0%-4.5%

•                       Same-store expense growth of 3.0%-3.5%

•                       Same-store net operating income growth of 4.5%-5.5%

•                       Dilution during 2008 from the 15 development/lease-up properties of approximately $0.03 per share and from the asset disposition program of approximately $0.01 per share

2008 Guidance	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.05)	to	$(0.04)
Less: gains on sales of real estate, per share	(0.23)		(0.23)
Plus: real estate depreciation and amortization, per share	1.24		1.24
FFO per diluted share	$0.96	to	$0.97

The Company estimates that its fully-diluted FFO per share for the three months ending December 31, 2008, will be between $0.23 and $0.24, and that its fully-diluted net loss per share for the period will be between $0.05 and $0.06.

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, November 7, 2008, to discuss financial results for the three months ended September 30, 2008.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.ustoreit.com. The dial-in numbers are 1-800-860-2442 for domestic callers and +1 412-858-4600 for international callers. After the live webcast, the call will remain available on U-Store-It’s website for thirty days. In addition, a telephonic replay of the call will be available until December 8, 2008. The replay dial-in number is 1-877-344-7529 for domestic callers and +1 412-317-0088 for international callers.  The reservation number for both is 424128.

Supplemental operating and financial data as of September 30, 2008 is available on our corporate website under the heading “Investor Relations and Corporate Information.”

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, U-Store-It Trust is one of the top four owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, loan procurement amortization expense, early extinguishment of debt, minority interest, loss on sale of storage facilities, depreciation and general and administrative, and deducting from net income: income from discontinued operations, gains on sale of self-storage facilities, and interest income.  NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

Together with other statements and information publicly disseminated by U-Store-It Trust (“we,” “us,” “our” or the “Company”), this document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•                                          national and local economic, business, real estate and other market conditions;

•                                          the competitive environment in which we operate;

•                                          the execution of our business plan;

•                                          financing risks, including the risk of overleverage and the corresponding risk of default on our mortgage loans and other debt and potential inability to refinance existing indebtedness;

•                                          increases in interest rates and operating costs;

•                                          counterparty non-performance related to the use of derivative financial instruments;

•                                          our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes;

•                                          acquisition and development risks;

•                                          changes in real estate and zoning laws or regulations;

•                                          risks related to natural disasters;

•                                          potential environmental and other liabilities;

•                                          other factors affecting the real estate industry generally or the self-storage industry in particular; and

•                                          other risks identified in our Annual Report on Form 10-K and, from time to time, in other reports we file with the Securities and Exchange Commission (the “SEC”) or in other documents that we publicly disseminate.

We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required in securities laws.

Contact:

U-Store-It Trust

Christopher P. Marr

Chief Financial Officer

(610) 293-5700

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30,	December 31,
	2008	2007
ASSETS
Storage facilities	$1,893,869	$1,916,396
Accumulated depreciation	(312,259)	(269,278)
	1,581,610	1,647,118
Cash and cash equivalents	2,540	4,517
Restricted cash	18,618	15,818
Loan procurement costs - net of amortization	4,781	6,108
Assets held for sale	7,194	—
Other assets - net of amortization	8,279	14,270
Total assets	$1,623,022	$1,687,831

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$182,700	$219,000
Unsecured term loan	200,000	200,000
Secured term loan	57,419	47,444
Mortgage loans and notes payable	551,256	561,057
Accounts payable, accrued expenses and other	33,825	33,623
Due to related parties	—	110
Distributions payable	11,325	11,300
Deferred revenue	10,460	10,148
Security deposits	491	548
Other liabilities held for sale	251	—
Total liabilities	1,047,727	1,083,230

Minority interests	46,681	48,982

Commitments and contingencies

Shareholders’ Equity
Common shares $.01 par value, 200,000,000 shares authorized, 57,635,161 and 57,577,232 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	576	576
Additional paid in capital	800,039	797,940
Accumulated other comprehensive loss	165	(1,664)
Accumulated deficit	(272,166)	(241,233)
Total shareholders’ equity	528,614	555,619
Total liabilities and shareholders’ equity	$1,623,022	$1,687,831

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

	Three Months Ended September 30,
	2008	2007
REVENUE
Rental income	$56,079	$51,822
Other property related income	4,641	4,069
Other property related income - related party	—	101
Total revenues	60,720	55,992

OPERATING EXPENSES
Property operating expenses	25,774	24,097
Property operating expenses - related party	—	8
Depreciation and amortization	19,416	16,607
Lease abandonment	—	1,316
General and administrative	5,849	5,173
General and administrative - related party	—	118
Total operating expenses	51,039	47,319

Operating income	9,681	8,673

Other income (expense)
Interest:
Interest expense on loans	(12,786)	(13,666)
Loan procurement amortization expense	(486)	(445)
Interest income	34	104
Other	49	—
Total other expense	(13,189)	(14,007)

Loss before minority interests	(3,508)	(5,334)
Minority Interests	284	432
Net loss from continuing operations	(3,224)	(4,902)
Discontinued Operations
Income from discontinued operations	338	840
Gain on disposition of discontinued operations	7,544	—
Minority interest attributable to discontinued operations	(638)	(68)
Income from discontinued operations	7,244	772
Net income (loss)	$4,020	$(4,130)

PER SHARE DATA
Basic and diluted earnings (loss) per share from continuing operations	$(0.06)	$(0.08)
Basic and diluted earnings (loss) per share from discontinued operations	$0.13	$0.01
Basic and diluted earnings (loss) per share	$0.07	$(0.07)

Weighted-average basic and diluted shares outstanding	57,635	57,537
Distributions declared per common share and unit	$0.18	$0.29

Same-store facility results (369 facilities)

(in thousands, except percentage and per square foot data)

	Three months ended
	September 30,		Percent
	2008	2007	Change
REVENUES
Net rental income	$52,598	$50,731	3.7%
Other property related income	4,229	3,779	11.9%
Total revenues	56,827	54,510	4.3%

OPERATING EXPENSES
Property taxes	6,924	6,733	2.8%
Personnel expense	5,791	6,046	-4.2%
Advertising	1,506	1,507	-0.1%
Repair and maintenance	877	1,085	-19.2%
Utilities	2,693	2,443	10.2%
Property insurance	652	672	-3.0%
Other expenses	3,628	3,394	6.9%

Total operating expenses	22,071	21,880	0.9%

Net operating income (1)	$34,756	$32,630	6.5%

Gross margin	61.2%	59.9%

Period Average Occupancy (2)	82.1%	82.1%

Period End Occupancy (3)	81.7%	81.9%

Total Rentable square feet	23,569	23,569

Realized annual rent per occupied square foot (4)	$10.87	$10.49	3.7%

In place annual rent per square foot (5)	$12.43	$12.22	1.7%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$34,756	$32,630
Non same-store net operating income (1)	2,228	1,222
Indirect property overhead	(2,038)	(1,965)
Depreciation	(19,416)	(16,607)
Lease abandoment charge	—	(1,316)
General and administrative expense	(5,849)	(5,291)

Operating Income	$9,681	$8,673

(1)	Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense.
(2)	Square feet occupancy represents the weighted average occupancy for the period.
(3)	Represents occupancy at September 30 of the respective year.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	In place annual rent per square foot represents annualized contractual rents per available square foot for the period.

Non-GAAP Measure — Computation of Funds From Operations

(in thousands, except per share data)

	Three months ended
	September 30,
	2008	2007
Net income (loss)	$4,020	$(4,130)

Add (deduct):
Real estate depreciation	19,424	16,868
Gain on sale of real estate	(7,544)	—
Minority interests from continuing operations	(284)	(432)
Minority interests from discontinued operations	638	68

FFO	$16,254	$12,374

Non-recurring lease abandonment charge	—	1,316

FFO, excluding non-recurring charge	$16,254	$13,690

Income per share - fully diluted	$0.07	$(0.07)
FFO per share and unit - fully diluted	$0.26	$0.20
FFO per share, excluding non-recurring charge (1)	$0.26	$0.22

Weighted-average basic and diluted shares outstanding	57,635	57,537
Weighted-average diluted shares and units outstanding	63,234	62,651

Dividend per common share and unit	$0.18	$0.29
Payout ratio of FFO (Dividend per share divided by FFO per share)	70%	133%

(1)               Amount presented for the three months ended September 30, 2007 excludes a non-cash lease abandonment charge of $1.3 million.